EXHIBIT 10.26

LOAN AGREEMENT

THIS

AGREEMENT

made the 16th day of April, 2003

AMONG:

OWEN JONES, #309 - 9th Avenue
New Westminster, British Columbia, V3L 2A2

(herein called the "Lender")

OF THE FIRST PART

AND:

BRAINTECH, INC., Unit 102 - 930 West 1st Street
North Vancouver, British Columbia, V7P 3N4

(herein called the "Company")

OF THE SECOND PART

AND:

BRAINTECH CANADA, INC., Unit 102 - 930 West 1st Street
North Vancouver, British Columbia, V7P 3N4

(herein called the"Subsidiary")

OF THE THIRD PART

WHEREAS:

A. This Loan Agreement (the "Loan Agreement") is entered into this date by and between Owen Jones (the "Lender") and Braintech, Inc., a Nevada corporation (the "Company") and Braintech Canada, Inc., a subsidiary of the Company (the "Subsidiary").

B. The purpose of this Loan Agreement is to set out terms of the arrangement by which Lender agrees to make a loan of up to CDN$582,000 ("Loan") available to the Company and the Subsidiary. The purpose of the Loan is to provide the Company and the Subsidiary with needed working capital.

1. DEFINITIONS

1.1 "Company" has the meaning set forth in the Recitals above.

1.2 "Indebtedness" means all loans and advances made or which may be made by the Lender to the Company and the Subsidiary and Interest thereon and all costs, charges and expenses of or incurred by the Lender in connection with any Securities and in connection with any property covered by or comprised in the Securities, whether in protecting, preserving, realizing or collecting any Securities or property aforesaid or attempting so to do or otherwise and all other obligations and liabilities, present or future, direct or indirect, absolute or contingent, mature or not, of the Company or the Subsidiary to the Lender arising under or by virtue of this Agreement, the Securities or otherwise howsoever.

1.3 "Interest" will be 8% (eight percent) simple interest per annum.

1.4 "Lender" has the meaning set forth in the Recitals above.

1.5 "Loan Agreement" has the meaning set forth in the Recitals above.

1.6 "Principal" means the aggregate principal amount of money loaned to the Company by the Lender of up to Five Hundred Eighty Two Thousand Canadian dollars (CDN$582,000).

1.7 "Securities" means the securities referred to in Article 3 or any renewal thereof or substitution therefore.

1.8 "Subsidiary" has the meaning set forth in the Recitals above.

2. TERMS OF THE LOAN

2.1 The Lender will lend to the Company and the Subsidiary, and the Company and the Subsidiary will borrow from the Lender by way of several advances each to be evidenced by a promissory note in the form attached hereto as Schedule "A", the Principal sum of up to Five Hundred Eighty Two Thousand Canadian dollars (CDN$582,000) subject to the terms and conditions of this Agreement and the Securities.

2.2 For value received, Company and the Subsidiary, jointly and severally, promise to pay to Lender on demand the amount of the Principal which has been advanced hereunder and remains outstanding, with accrued and unpaid Interest, in respect of any amount of the Principal and Interest from the date of funding. Interest will be calculated on basis of a simple Interest of 8% (eight percent) per annum and will be calculated and payable monthly in arrears. Notwithstanding the above the Company or the Subsidiary may repay any or all of the Principal then outstanding and accrued and unpaid Interest without penalty on giving 20 days notice to the Lender.

3. SECURITY FOR THE LOAN

3.1 The Company and the Subsidiary hereby grant a lien over all of their present and after acquired property in favour of the Lender as security for all Indebtedness incurred by the Company and the Subsidiary hereunder; and the Company and the Subsidiary agree that forthwith upon request by the Lender that they will execute and deliver to the Lender such security agreements and financing statements (collectively, the "Securities") as the Lender may require, acting reasonably, to secure and perfect the security interests granted hereby, and to co-operate with the Lender in the registration and perfection of such security interests as may be advisable in light of applicable law.

4. AFFIRMATIVE COVENANTS OF THE COMPANY AND THE SUBSIDIARY

4.1 At all times while any Principal or Interest on the Loan is outstanding, the Company and the Subsidiary will:

(1) register without delay the Securities and any other documents and instruments necessary or desirable and as may reasonably be required by the Lender or the Lender's counsel to perfect the registration thereof where registration thereof may be required by law or may be recommended by the Lender or the Lender's counsel, and deliver to the Lender on demand certificates evidencing such registration and timely renewal thereof including, without limitation, registration under the law of all applicable jurisdictions;

(2) maintain the properties and assets being the subject of the Securities in good repair;

(3) keep true records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles consistently applied throughout the period involved, and maintain adequate accounts and reserves for all taxes, including taxes on income and profits, all depreciation and amortization of his properties and assets and all such other reserves for contingencies as would normally be required in accordance with generally accepted accounting principles;

(4) pay duly and punctually all debts and obligations to any workmen, employees or others which, if unpaid, might under any laws applicable to the Company and the Subsidiary, have priority over the Securities or any part thereof;

(5) permit any representative of the Lender to visit and inspect the properties charged by the Securities and to examine the Company's and the Subsidiary's books, records, leases and other documents relating thereto and to enquire from time to time as to particulars of any of the foregoing, all at such times and so often as may reasonably be requested;

(6) give immediate notice to the Lender of any damage to or destruction of any of the properties comprising the Securities which might give rise to any claim for insurance money; and

(7) forthwith upon request of the Lender execute and deliver to the Lender all such further and other mortgages, deeds, documents, matters, acts, things and insurances in law (collectively, the "Ancillary Items") for the purpose of record or otherwise which the Lender may reasonably require to perfect the intentions and provisions of this Agreement; provided that the Company and the Subsidiary will not be obligated to execute and deliver any Ancillary Items where the execution and delivery of such Ancillary Items would breach the terms and conditions of any lease of real property existing on the date hereof to which the Company or the Subsidiary is a party.

5. NEGATIVE COVENANTS OF THE COMPANY AND THE SUBSIDIARY

5.1 The Company and the Subsidiary covenant in favour of the Lender that the Company and/or the Subsidiary will not, without the prior written consent of the Lender, at any time while any amount of the Principal of or Interest on the Loan is outstanding, except for in the ordinary course of business:

(1) create, incur, assume, guarantee, agree to purchase or provide funds in respect of or otherwise become liable with respect to indebtedness exceeding Ten Thousand United States dollars (US$10,000) of any type whatsoever owing to any person, firm or corporation except:

(a) indebtedness with respect to this Agreement and any security taken by the Lender hereunder,

(b) indebtedness for taxes, assessments and governmental charges and levies,

(2) create, incur, assume or permit to exist any mortgage, lien, hypothec, charge, pledge or other encumbrance on any property or asset of the Company or the Subsidiary which exceeds Ten Thousand United States dollars (US$10,000) except:

(a) pursuant to any Securities executed and delivered at the request of the Lender hereunder,

(b) statutory liens for taxes, assessments or governmental charges or levies, and

(c) liens in respect of pledges or deposits in connection with surety, appeal and similar bonds incidental to the conduct of litigation, mechanics, labourers and materialmen and similar liens not then delinquent, and liens incidental to the conduct to the business of the Company and the Subsidiary which were not incurred in connection with the borrowing of money or obtaining of advances of credit, all of which liens permitted by this Clause 5.1(2)(c) do not in the aggregate materially detract from the value of the properties covered by the Securities or materially impair the use thereof in the operation of the business of the Company and the Subsidiary provided that adverse determination of any claims or liabilities, contingent or otherwise, secured thereby would not materially and adversely affect the Company's or the Subsidiary's financial position.

6. Default

6.1 Default by the Company or the Subsidiary. The occurrence of one or more of the following events shall constitute an event of default, namely:

(1) if the Company or the Subsidiary fails to make payment of the Indebtedness or any part thereof as and when the same comes due and payable;

(2) if any representation or warranty contained herein or otherwise made in writing to the Lender in connection with any of the transactions contemplated by this Agreement is found to be false or misleading or incorrect in any material respect on the date which it was made;

(3) if the Company or the Subsidiary defaults in the performance of or compliance with any term, covenant or agreement contained in this Agreement or in any of the Securities and the defaults is are not remedied within twenty (20) days after notice thereof has been given to the Company or the Subsidiary;

(4) the entry of a decree or order for relief by a court having jurisdiction in respect of the Company or the Subsidiary in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar laws;

(5) the commencement by the Company or the Subsidiary of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar laws;

(6) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or the Subsidiary or for any material part of the Company's or the Subsidiary's property;

(7) the consent by the Company or the Subsidiary to the appointment of, or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or the Subsidiary or for any material part of the Company's or the Subsidiary's property;

(8) the issuance of an order for the winding up or liquidation of the affairs of the Company or the Subsidiary and the continuance of such decree, order or appointment unstayed and in effect for a period of sixty (60) consecutive days;

(9) the making by the Company or the Subsidiary of an assignment for the benefit of its creditors;

(10) the institution by or against the Company or the Subsidiary of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding-up of the affairs of the Company or the Subsidiary;

(11) the threat by the Company or the Subsidiary of ceasing to carry on business or the Company or the Subsidiary ceasing to carry on business;

(12) the entry of a decree or order or an effective resolution passed for winding-up the Company or the Subsidiary;

(13) the entry by the Company or the Subsidiary into any reconstruction, reorganization, amalgamation, merger or other similar arrangement with any other person;

(14) if any encumbrancer takes possession of the properties being the subject of the Securities or being financed with the Loan, unless the Company and the Subsidiary in good faith dispute the encumbrancer's claim and non-payment does not jeopardize the title of the Company or the Subsidiary to any such property or any way impairs any of the Securities; or

(15) if final judgment for the payment of an amount of money in excess of Ten Thousand United States Dollars (US$10,000) is rendered against the Company or the Subsidiary and is not discharged or provision is made for the discharge in accordance with the terms thereof, or execution thereon is not stayed within 45 days of the entry of the judgment or such longer period during which execution has been stayed upon appeal therefrom or otherwise.

6.2 Upon the occurrence of any one of these events of default, the entire amount of the Principal and Interest then outstanding shall immediately become due and payable.

6.3 Lender's delay or failure to insist upon the strict performance of the Company's and the Subsidiary's obligations under this Loan Agreement or the Securities shall not be construed as a waiver of Lender's right to later require strict performance nor as a waiver of any of Lender's legal and equitable remedies.

7. PAYMENT ON DEMAND

7.1 On demand, the Company and/or the Subsidiary will deliver the Principal then outstanding and any earned Interest due Lender by wire transfer to Lender's nominated bank account or in cash or certified cheque delivered to the address of Lender.

8. NOTICES

8.1 Any notice, request, demand, claim, instruction, or other document to be given to any party pursuant to this Loan Agreement shall be in writing delivered personally or sent by mail, registered or certified, postage fully prepaid, as follows:

If to Lender to the address set forth on the first page of this Loan Agreement.

If to Company or the Subsidiary, to the addresses set forth on the first page of this Loan Agreement, with a copy to:

Clark, Wilson
800 - 885 West Georgia Street
Vancouver, British Columbia
V6C 3H1
Attention: William L. Macdonald

Any party may give any notice, request, demand, claim, instruction, or other document under this section using any other means (including expedited courier, messenger service, telecopy, facsimile, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, instruction, or other document shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change its address for purposes of this section by giving notice of the change of address to the other party in the manner provided in this section.

9. TERMINATION

9.1 This Loan Agreement may, by written notice, be terminated as follows:

(1) by either the Company and the Subsidiary or the Lender if a material breach of any provision of this Loan Agreement has been committed by the other party and such breach has not been waived; or

(2) by mutual written consent of the Company and the Subsidiary and Lender.

9.2 Each Party's right of termination is in addition to any other rights it may have under this Loan Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies; provided, however, that if this Loan Agreement is terminated by a party because of a breach of the Loan Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Loan Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Loan Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired. For greater certainty, termination of this Loan Agreement does not release the Company or the Subsidiary from its obligations hereunder in respect of any Principal then outstanding.

10. INDEMNIFICATION

10.1 All representations, warranties, covenants, and obligations in this Loan Agreement, and any other certificate or document delivered pursuant to this Loan Agreement will survive the Loan Agreement. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Loan Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

10.2 The Company, the Subsidiary and the Lender mutually agree to indemnify and hold each other harmless along with their respective representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim, arising, directly or indirectly, from or in connection with any breach of any representation, warrant, covenant or obligation made by the other Party in this Loan Agreement.

11. GENERAL PROVISIONS

11.1 The Parties agree to furnish upon request to each other such further information, and to execute and deliver to each other such other documents, and to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Loan Agreement.

11.2 The rights and remedies of the parties to this Loan Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Loan Agreement or the documents referred to in this Loan Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Loan Agreement or the documents referred to in this Loan Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Loan Agreement or the documents referred to in this Loan Agreement.

11.3 This Loan Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Loan Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Loan Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

11.4 Neither party may assign any of its rights under this Loan Agreement without the prior consent of the other parties. This Loan Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Loan Agreement will be construed to give any Person other than the parties to this Loan Agreement any legal or equitable right, remedy, or claim under or with respect to this Loan Agreement or any provision of this Loan Agreement. This Loan Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Loan Agreement and their successors and assigns.

11.5 If any provision of this Loan Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Loan Agreement will remain in full force and effect. Any provision of this Loan Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11.6 The headings in this Loan Agreement are provided for convenience only and will not affect its construction or interpretation.

11.7 With regard to all dates and time periods set forth or referred to in this Loan Agreement, time is of the essence.

11.8 This Loan Agreement will be governed by the laws of the Province of British Columbia.

11.9 This Loan Agreement may be signed in as many counterparts is as necessary and all signatures so executed shall constitute one Agreement, binding on all Parties as if each was a signatory on the original.

12. SIGNATURES

12.1 IN WITNESS WHEREOF, the parties have executed and delivered this Loan Agreement as of the date first written above.

WITNESSED BY: /s/ Signed Name Address Occupation	) ) ) ) ) ) ) ) ) )	/s/ Owen Jones OWEN JONES

BRAINTECH, INC.

Per:/s/ signed
Authorized Signatory

BRAINTECH CANADA, INC.

Per:/s/ signed
Authorized Signatory

SCHEDULE "A"

PROMISSORY NOTE

____________, 2003

US$_______________

FOR VALUE RECEIVED, the undersigned (the "Borrowers") jointly and severally promise to pay to Owen Jones, of 309 9th Avenue, New Westminster, British Columbia V3L 2A2 (the "Lender") the principal sum of fwingdings; Dollars (CDN$fwingdings;) in lawful currency of Canada (the "Principal Sum"), together with Interest thereon as herein provided.

The Principal Sum or such amount as shall remain outstanding from time to time shall bear simple Interest thereon, calculated monthly, not in advance, at a rate of _____ ( ___%) percent per annum both before and after each of maturity, default and judgment commencing on the day any portion of the Principal Sum is advanced by the Lender to the Borrower and shall be payable monthly in arrears, commencing on the ____ day of ___________, 2003. In the event of any partial repayments made on the Principal Sum, such payments shall be applied firstly towards accrued Interest and then towards the Principal Sum.

The Principal Sum and all accrued but unpaid Interest at the rate aforesaid will become due and payable on demand.

Extension of time of payment of all or any part of the amount owing hereunder at any time or times and failure of the Lender to enforce any of their rights or remedies hereunder shall not release the Borrowers from their obligations hereunder or constitute a waiver of the rights of the Lender to enforce any rights and remedies therein.

On default in payment of any sum due hereunder for the Principal Sum or Interest or after 15 days' notice of Default to the Borrowers upon the occurrence of an Event of Default as defined pursuant to the General Security Agreement, entered into between the Borrowers and the Lender and dated for reference _______________, 2003, or any amendments thereto, the unpaid balance of the Principal Sum and all accrued Interest thereon shall at the option of the Lender forthwith become due and payable.

The undersigned, when not in default hereunder, will have the privilege of prepaying in whole or in part the Principal Sum and accrued Interest without bonus or penalty upon 20 days' notice.

Presentment, protest, notice of protest and notice of dishonour are hereby waived.

BRAINTECH, INC.

Per: /s/ signed
Authorized Signatory

BRAINTECH CANADA, INC.

Per: /s/ signed
Authorized Signatory